UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 13, 2021

VMWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33622	94-3292913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3401 Hillview Avenue	Palo Alto	CA	94304
(Address of Principal Executive Offices)			(Zip code)

Registrant’s telephone number, including area code: (650) 427-5000

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	VMW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Separation and Distribution Agreement Overview

On April 14, 2021, VMware, Inc. (“VMware” or the “Company”) entered into a Separation and Distribution Agreement (the “Separation and Distribution Agreement”) with Dell Technologies Inc., a Delaware corporation (“Dell”), which owns a majority equity stake in the Company.

Subject to the terms and conditions set forth in the Separation and Distribution Agreement, upon consummation of the transactions contemplated thereby, the pre-transaction stockholders of Dell will own shares in two separate public companies: (1) the Company, which will continue to own the businesses of the Company and its subsidiaries, and (2) Dell, which will continue to own Dell’s other businesses and subsidiaries.

Subject to the terms and conditions set forth in the Separation and Distribution Agreement, each of VMW Holdco LLC, EMC Corporation and EMC Equity Assets LLC, each a wholly-owned subsidiary of Dell (collectively, the “EMC Entities”), shall distribute its outstanding shares of Class A Common Stock and Class B Common Stock of the Company (collectively, the “Common Stock”) to Dell Inc., a wholly-owned subsidiary of Dell (“Dell Sub” and such distribution, the “Internal Distribution”). Following such Internal Distribution, and subject to the satisfaction of the conditions to payment described below, the Company will pay a special cash dividend, pro rata, to the holders of Common Stock in an aggregate amount equal to an amount to be mutually agreed by the Company and Dell between $11.5 billion and $12 billion (the “Special Dividend”).

Immediately following the payment of the Special Dividend, the separation of the Company from Dell will occur, including through the termination or settlement of certain intercompany accounts and intercompany contracts and the other transactions further described in the Separation and Distribution Agreement and the ancillary agreements contemplated therein (the “Ancillary Agreements” and such transactions contemplated by the Separation and Distribution Agreement and the Ancillary Agreements, the “Separation”). Immediately following the receipt by Dell Sub of its pro rata portion of the Special Dividend and concurrently with the consummation of the Separation, (i) Dell Sub shall distribute all of the shares of Common Stock to Denali Intermediate Inc., a wholly-owned subsidiary of the Company, (ii) Denali Intermediate Inc. shall distribute all of the shares of Common Stock to Dell, and (iii) Dell shall consummate the distribution by distributing all of the issued and outstanding shares of Common Stock then owned by Dell to the holders of record of shares of Dell as of the record date determined pursuant to the Separation and Distribution Agreement (the “Distribution Record Date”) on a pro rata basis (the “Distribution”).

Immediately following, and automatically as a result of the Distribution, and prior to receipt thereof by Dell’s stockholders, each share of the Company’s Class B Common Stock will automatically convert into one fully paid and non-assessable share of the Company’s Class A Common Stock in accordance with clause (iv)(k) of Section C of Article IV of the Conversion Charter Amendment (as defined below and as more fully described in Item 5.07 below) (the “Conversion” and together with the Distribution, the Separation, the Internal Distribution, the payment of the Special Dividend and the other transactions contemplated by the Separation and Distribution Agreement, the “Transactions”). Following the Transactions, the Company’s Class A Common Stock will be the sole outstanding Common Stock.

Conditions to the Transactions

The obligation of each of the Company and Dell to complete the Transactions is subject to a number of conditions, including, among other things: receipt of opinions from independent firms regarding surplus and solvency matters, receipt of certain opinions by the Company and Dell concerning the federal income tax treatment of the Transactions, receipt by Dell of a private letter ruling from the Internal Revenue Service (“IRS”) concerning the federal tax treatment of the Transactions, absence of legal restraints that prohibit, enjoin or make illegal the consummation of the Transactions, absence of pending litigation that would reasonably be expected to prohibit, impair or materially delay the ability of the Company or Dell to consummate the Transactions on the terms contemplated by the Separation and Distribution Agreement or that seeks material damages or another material remedy in connection with the Separation and Distribution Agreement or the Transactions, satisfaction of the Additional Dividend Payment Conditions (as defined below), NYSE listing approval, and accuracy of representations and warranties and compliance with covenants, subject to certain materiality standards (the “General Conditions”).

In addition to each of the conditions stated above, the payment of the Special Dividend is further conditioned upon (i) the absence of a VMware Material Adverse Effect (as defined in the Separation and Distribution Agreement) prior to declaration of the Special Dividend, (ii) the Company having an investment grade rating (as further described in the Separation and Distribution Agreement), (iii) the Company’s receipt of an opinion from a nationally recognized and independent firm that as of the date of payment, (x) the Company (on a consolidated basis) has sufficient surplus under Delaware law for the payment of the Special Dividend and (y) following the payment of the Special Dividend, the Company (on a consolidated basis) will be solvent under Delaware law and (iv) such other conditions as are further described in the Separation and Distribution Agreement (together, the “Additional Dividend Payment Conditions”).

Other Terms of the Separation and Distribution Agreement

Either the Company or Dell may terminate the Separation and Distribution Agreement if:

•	the Transactions are not completed on or before January 28, 2022;

•	a court or other governmental entity issues a final and non-appealable order permanently restraining, enjoining or otherwise prohibiting the consummation of the Transaction; or

•

the Company or Dell breaches certain of its representations, warranties, covenants or other agreements in the Separation and Distribution Agreement in a way that, subject to certain cure rights, would entitle the other party to seek to terminate the agreement and not consummate the Transactions.

In connection with the Transactions, the Certificate of Incorporation of the Company will be amended pursuant to the Conversion Charter Amendment, as more fully described in Item 5.07 below.

The foregoing description of the Separation and Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation and Distribution Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

Commercial Framework Agreement

In connection with and upon consummation of the Transactions, the Company and Dell will enter into a Commercial Framework Agreement in the form attached as an exhibit to the Separation and Distribution Agreement (the “CFA”). The CFA provides a framework under which the Company and Dell will continue their strategic commercial relationship post-transaction, particularly with respect to projects mutually agreed by the parties as having the potential to accelerate the growth of an industry, product, service, or platform that may provide the parties with a strategic market opportunity. The CFA will have an initial term of five years, with automatic one-year renewals occurring annually thereafter. The Company may terminate various obligations under the CFA and statements of work entered into with Dell in the event that Dell fails to achieve certain bookings targets (as further described in the CFA), and either of the parties may terminate the CFA in the event of a material breach by the other party.

Stockholders Agreement

In connection with and upon consummation of the Transactions, the Company will enter into a Stockholders Agreement (the “Stockholders Agreement”) with Michael S. Dell and Susan Lieberman Dell Separate Property Trust (collectively, the “MSD Stockholders”) and SL SPV-2, L.P., Silver Lake Partners IV, L.P., Silver Lake Technology Investors IV, L.P., Silver Lake Partners V DE (AIV), L.P., and Silver Lake Technology Investors V, L.P. (collectively, the “SLP Stockholders”).

Pursuant to the Stockholders Agreement:

•

for so long as the MSD Stockholders collectively beneficially own a number of shares of Common Stock equal to (i) at least 47% of the MSD Stockholders’ Initial Stake (as defined in the Stockholders Agreement) (or, if less, at least 20% of all outstanding shares of Common Stock), the MSD Stockholders will be entitled to nominate two directors for election to the Company’s Board of Directors, and (ii) at least 18% but less than 47% of the MSD Stockholders’ Initial Stake (or, if less, at least 7.5% but less than 20% of all outstanding shares of Common Stock), the MSD Stockholders will be entitled to nominate one director for election to the Company’s Board of Directors;

•

for so long as the MSD Stockholders have the right to nominate a director as set forth above, and as otherwise set forth in the Stockholders Agreement, Michael S. Dell will be the Chairman of the Board of Directors;

•

in addition, for so long as the SLP Stockholders collectively beneficially own a number of shares of the Common Stock equal to at least 67% of the SLP Stockholders’ Initial Stake (as defined in the Stockholders Agreement) (or, if less, at least 7.5% of all outstanding shares of Common Stock) the SLP Stockholders will be entitled to nominate one director for election to the Company’s Board of Directors;

•

unless the MSD Stockholders’ or the SLP Stockholders’ respective director designee has voted against a transaction relating to mergers, acquisitions or other business combinations or extraordinary transactions involving the Company (other than a sale of the Company), or the issuance of securities in connection therewith, the MSD Stockholders and SLP Stockholders must vote in favor of any such transaction that is recommended by the Company’s Board of Directors;

•

during the period as the compensation and corporate governance committee of the Company’s Board of Directors (the “CCGC”) or the Company’s Board of Directors continues to nominate the director nominees of the MSD Stockholders or the SLP Stockholders, respectively (and unless the MSD Stockholders or the SLP Stockholders irrevocably renounce their rights to nominate their respective director nominees or all such director nominees have resigned from the Board), the MSD Stockholders and SLP Stockholders agree that (i) no MSD Stockholder or SLP Stockholder, respectively, shall otherwise act to seek to propose to the Company or any of its stockholders to nominate or support any person as a director who is not a director nominee of the MSD Stockholders or SLP Stockholders, as applicable, or otherwise nominated by the CCGC or the Company’s Board of Directors and (ii) at the Company’s annual meeting of stockholders (and at any other meeting of the stockholders of the Company), the MSD Stockholders and the SLP Stockholders, will, to the extent that their respective shares of Common Stock are entitled to vote thereon (or in any other circumstance in which the vote, consent or other approval of the stockholders of the Company is sought), (A) appear at each such meeting or otherwise cause all of the Common Stock beneficially owned by the

MSD Stockholders and the SLP Stockholders, respectively (and for which the MSD Stockholders or the SLP Stockholders, respectively, have the right to vote), as of the applicable record date, to be counted as present thereat for purposes of calculating a quorum and (B) vote (or cause to be voted), in person or by proxy, all of the MSD Stockholders’ or the SLP Stockholder’s Common Stock as of the applicable record date for each person nominated to the Board by the MSD Stockholders or the SLP Stockholders, respectively, and each other individual nominated for election to the Company’s Board of Directors by the CCGC or the Company’s Board of Directors; and

•

the MSD Stockholders and the SLP Stockholders will each also agree to certain limitations on the acquisition of securities of the Company (including an agreement not to acquire Common Stock in a manner that would increase their respective ownership percentages by over 1% of the total outstanding shares of Common Stock), as well as certain standstill and voting commitments. These obligations expire upon the earliest of (i) the date on which the MSD Stockholders’ or the SLP Stockholders’, as the case may be, respective ownership of Common Stock is less than 7.5% of all outstanding shares of Common Stock, (ii) the later of (A) three years following the Distribution and (B) the 12 month anniversary of the date on which the MSD Stockholders or the SLP Stockholders, respectively, cease to have a right to designate a director nominee on the Company’s Board of Directors, or (iii) the expiration of the initial term (or earlier termination) of the CFA, which is five years.

Additionally, related person transactions between the Company, on the one hand, and the MSD Stockholders or SLP Stockholders, on the other hand, will remain subject to approval by the Related Persons Transaction Committee of the Board of Directors until the MSD Stockholders or SLP Stockholders, as the case may be, cease to (i) hold at least 10% of the Company’s outstanding Common Stock and (ii) have the right to designate a director to the Board of Directors.

Registration Rights Agreement

In connection with and upon consummation of the Transactions, the Company will enter into a Registration Rights Agreement (the “RRA”) with the MSD Stockholders and the SLP Stockholders, which provides the MSD Stockholders and SLP Stockholders with certain demand and piggyback registration rights with respect to the shares of Common Stock held by such stockholders. In addition, upon request, the Company is required to use reasonable best efforts to file a shelf registration statement for shares of Common Stock beneficially owned by the requesting holder(s). The RRA also requires that the Company must pay registration fees relating to such registrations and indemnify the stockholders for certain liabilities under federal and state securities laws.

Transition Services Agreement

In connection with and upon consummation of the Transactions, the Company will enter into a Transition Services Agreement (the “TSA”) with Dell whereby each of the parties will provide the other with certain services following the closing of the Transactions. Under the TSA, each of the Company and Dell will pay fees to the applicable service provider as set forth in the schedules appended to the TSA as well as documented, pre-approved out-of-pocket expenses.

Covenant Not to Sue and Release

In connection with and upon consummation of the Transactions, the Company will enter into a Covenant Not to Sue and Release (the “CNTS”) with Dell whereby each of the Company and Dell covenants on behalf of itself and its controlled affiliates not to sue the other party or its controlled affiliates, customers, resellers, channel partners or distributors for infringement of such party’s patents that exist as of the date of the closing of the Transactions as they relate to products available at the time of the closing of the Transactions (and future versions of such products). The term of the CNTS commences at the closing of the Transactions and will remain in effect until the later of (a) three years from such date and (b) the termination or expiration of the CFA, unless otherwise agreed by the Company and Dell in writing.

IP Termination Agreement

In connection with and upon consummation of the Transactions, the Company will enter into an Amendment and Termination of 2007 Intellectual Property Agreement (the “IP Termination Agreement”) whereby the Company and EMC agree to terminate, as of the closing of the Transactions, the parties’ Intellectual Property Agreement, dated as of August 13, 2007 (the “IP Agreement”). The IP Termination Agreement will terminate all licenses and rights set forth in the IP Agreement relating to the parties’ patents, while certain other rights and licenses relating to existing source code, trade secrets and products existing as of the date of the IP Termination Agreement will continue for time periods set forth in the IP Termination Agreement.

Tax Matters Agreement

Concurrently with the parties’ execution of the Separation and Distribution Agreement, the Company and Dell entered into a Tax Matters Agreement (the “Tax Matters Agreement”). The Tax Matters Agreement governs the Company’s and Dell’s respective rights, responsibilities and obligations with respect to tax liabilities (including taxes, if any, incurred as a result of any failure of the Distribution to qualify for tax-free treatment for U.S. federal income tax purposes) and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings, cooperation and other matters regarding taxes. The description of the Tax Matters Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Tax Matters Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Governance Letter Agreement Amendment

In connection with and upon consummation of the Transactions, the Company is entering into an Amendment to Letter Agreement (the “Governance Amendment”) with Dell whereby the parties will agree to amend the existing Letter Agreement between the parties, dated as of July 1, 2018, which outlines certain governance matters between the Company and Dell. The Governance Amendment provides that the Governance Agreement (i) will terminate upon the earlier of (A) the 10 year anniversary of the date of the closing of the Transactions and (B) the date that the MSD Stockholders and the SLP Stockholders no longer hold shares of Class A Common Stock and (ii) may not be amended except by a written instrument signed by Dell and the Company and with the prior written approval of a special committee of the Board of Directors comprised solely of independent and disinterested directors.

The foregoing description of the Separation and Distribution Agreement and the exhibits attached thereto does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation and Distribution Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The information set forth in Item 1.01 above is incorporated into this Item 5.07 by reference. On April 13, 2021, EMC Corporation, EMC Equity Assets LLC and VMW Holdco LLC executed and delivered written consents, in accordance with Section 228 of the Delaware General Corporation Law approving (i) the declaration of the Special Dividend in accordance with the Company’s Amended and Restated Certificate of Incorporation, (ii) the Conversion Charter Amendment, (iii) the Initial A&R Bylaws (as defined below), (iv) the Post-Distribution A&R Charter and (v) the Post-Distribution A&R Bylaws (each, as defined below).

No further approval of the stockholders of the Company is required to approve the Special Dividend, the Conversion Charter Amendment, the Initial A&R Bylaws, the Post-Distribution A&R Charter or the Post-Distribution A&R Bylaws.

Pursuant to rules adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company will prepare and file with the Securities and Exchange Commission, and thereafter mail to its stockholders, an information statement as required by Schedule 14C promulgated under the Exchange Act. When completed, the definitive information statement (the “Information Statement”) will be mailed to the Company’s stockholders.

Conversion Charter Amendment and Initial A&R Bylaws

In connection with the Transactions, the Certificate of Incorporation of the Company is being amended in accordance with a Certificate of Amendment attached as an exhibit to the Separation and Distribution Agreement (the “Conversion Charter Amendment”) to provide that each share of Class B Common Stock shall automatically convert into one fully paid and non-assessable share of Class A Common Stock upon the written election of the holders of a majority of the shares of Class B Common Stock in connection with a Distribution, which such election may be provided to the Company prior to any such Distribution and be contingent upon the occurrence of such Distribution. The Company’s Amended and Restated Bylaws are also being amended and restated in their entirety in connection with the Transactions (the “Initial A&R Bylaws”).

The Conversion Charter Amendment and the Initial A&R Bylaws also amend the definition of EMC to include Dell in order to provide that the rights of EMC under the Certificate of Incorporation and Bylaws will continue after the Internal Distribution and before the Distribution.

A copy of the form of Conversion Charter Amendment to be filed with the Secretary of State of the State of Delaware following the effectiveness of the Information Statement is attached hereto as Exhibit 3.1 and is incorporated herein by reference. A copy of the Initial A&R Bylaws, which will become effective upon the filing of the Conversion Charter Amendment with the Secretary of State of the State of Delaware, is attached hereto as Exhibit 3.2, and is incorporated herein by reference.

Post-Distribution A&R Charter and Post-Distribution A&R Bylaws

Contingent upon, and following, the Distribution (i) the Company’s Amended and Restated Certificate of Incorporation, as amended by the Conversion Charter Amendment, will be amended and restated in its entirety in accordance with the Second Amended and Restated Certificate of Incorporation of the Company attached as an exhibit to the Separation and Distribution Agreement (the “Post-Distribution A&R Charter”) and (ii) the Company’s Amended and Restated Bylaws shall be amended and restated in its entirety in accordance with the Third Amended and Restated Bylaws of the Company attached as an exhibit to the Separation and Distribution Agreement (the “Post-Distribution A&R Bylaws”), in each case, to reflect, among other things, the removal of the Company’s Class B Common Stock and rights specific to Dell and EMC. Each of the Post-Distribution A&R Charter and the Post-Distribution A&R Bylaws also provide that directors on the Company’s Board of Directors may be removed only for cause. Copies of the forms of Post-Distribution A&R Charter and Post-Distribution A&R Bylaws are attached hereto as Exhibit 3.3 and Exhibit 3.4, respectively, and are incorporated herein by reference. The Post-Distribution A&R Charter and Post-Distribution A&R Bylaws will only become effective if the Distribution occurs.

Item 7.01	Regulation FD.

On April 14, 2021, the Company issued a press release announcing its entry into the Separation and Distribution Agreement and declaration of the Special Dividend. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

In accordance with General Instruction B.2 to Form 8-K, the information contained in this Item 7.01, including Exhibit 99.1 to this report, is being “furnished” to the Securities and Exchange Commission (the “SEC”) and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under such section. Further, such information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless specifically identified as being incorporated therein by reference.

Item 8.01	Other Events.

As described above, on April 13, 2021, the Board of Directors of the Company declared a conditional one-time special cash dividend, pro rata, to holders of Common Stock in an aggregate amount to be mutually agreed by the Company and Dell between $11.5 billion and $12 billion. The one-time special dividend is payable in connection with the Distribution and is subject to certain conditions.

Record Date. The Special Dividend will be payable to the Company’s stockholders of record as of the close of business on the business day immediately preceding the Distribution Date.

Conditions to Payment. Payment of the Special Dividend is subject to, among other things, the satisfaction of the General Conditions and the Additional Dividend Payment Conditions described in Item 1.01 above.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Exhibit Description

2.1*	Separation and Distribution Agreement, dated as April 14, 2021 by and between Dell Technologies Inc. and VMware, Inc.

3.1	Form of Certificate of Amendment to Amended and Restated Certificate of Incorporation of VMware, Inc.

3.2	Form of Second Amended and Restated Bylaws of VMware, Inc.

3.3	Form of Second Amended and Restated Certificate of Incorporation of VMware, Inc.

3.4	Form of Third Amended and Restated Bylaws of VMware, Inc.

10.1	Tax Matters Agreement, dated as April 14, 2021 by and between Dell Technologies Inc. and VMware, Inc.

99.1	Press Release, dated April 14, 2021.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

*

Certain schedules and exhibits to the Separation and Distribution Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

Cautionary Statement Regarding Forward Looking Statements

Statements about the expected timing, completion and effects of the proposed Transactions and payment of the Special Dividend all other statements in this report and the exhibits filed or furnished herewith, other than historical facts, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. The Company may not be able to complete the proposed Transactions on the terms described above or other acceptable terms or at all because of a number of factors, including (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Separation and Distribution Agreement, (2) the failure to obtain adequate financing sources for the Special

Dividend, (3) any other failure of the Company or Dell to meet the General Conditions or the Additional Special Dividend Conditions, (4) the failure of the Company to satisfy certain rating agency criteria, (5) the effect of the announcement of the Transactions on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers, operating results and business generally, (6) the impact of the COVID-19 pandemic on VMware’s operations, financial condition, VMware’s customers, the business environment and the global and regional economies, (7) adverse changes in general economic or market conditions, (8) delays or reductions in consumer, government and information technology spending, (9) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the virtualization software and cloud, end user and mobile computing, and security industries, as well as new product and marketing initiatives by VMware’s competitors, (10) the ability to successfully integrate into VMware acquired companies and assets and smoothly transition services related to divested assets from VMware, (11) rapid technological changes in the virtualization software and cloud, end user, security and mobile computing industries, (12) VMware’s customers’ ability to transition to new products, platforms, services, solutions and computing strategies in such areas as containerization, modern applications, intrinsic security and networking, cloud, digital workspaces, virtualization and the software defined data center, and the uncertainty of their acceptance of emerging technology, (13) VMware’s ability to enter into, maintain and extend strategically effective partnerships, collaborations and alliances, (14) the continued risk of litigation and regulatory actions, (15) VMware’s ability to protect its proprietary technology, (16) changes to product and service development timelines, (17) risks associated with cyber-attacks, information security and data privacy, (18) disruptions resulting from key management changes, (19) risks associated with international sales such as fluctuating currency exchange rates and increased trade barriers, (20) changes in VMware’s financial condition, and (21) the risks discussed in the “Risk Factors” sections of the Company’s periodic and current reports filed with the SEC. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, the Company undertakes no obligation to update any forward-looking statement after the date as of which such statement was made, whether to reflect changes in circumstances or expectations, the occurrence of unanticipated events, or otherwise.

Additional Information and Where to Find It

The Company will prepare an information statement on Schedule 14C for its stockholders with respect to the approval of the matters requiring stockholder approval described herein. When completed, the information statement will be mailed to the Company’s stockholders. You may obtain copies of all documents filed by the Company with the SEC regarding this transaction, free of charge, at the SEC’s website, www.sec.gov or from the Company’s website at https://ir.vmware.com/.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2021	VMware, Inc.

	By:	/s/ Craig Norris
Craig Norris
Vice President, Deputy General Counsel and Assistant Secretary